Exhibit 99.1

Conatus Pharmaceuticals Reports First Quarter 2017 Financial Results and Program Updates

SAN DIEGO, May 04, 2017 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT) today announced financial results for the first quarter ended March 31, 2017, and provided updates on its development programs. Conatus is developing emricasan, its first-in-class, orally active pan-caspase inhibitor, for the treatment of patients with chronic liver disease. The company is conducting a parallel set of EmricasaN, a Caspase inhibitOR, for Evaluation (ENCORE) clinical trials in various patient populations. In December 2016, Conatus entered into an exclusive option, collaboration and license agreement with Novartis for the global development and commercialization of emricasan, and in May 2017, triggered by the initiation of the ENCORE-LF (Liver Function) Phase 2b clinical trial, Novartis exercised its license option. Subject to usual and customary conditions, including required anti-trust approvals, the license will become effective upon Conatus’ receipt of a $7.0 million license option exercise payment, expected in mid-2017.

Financial Results
Total revenues were $7.0 million for the first quarter of 2017 compared with $0.0 million for the first quarter of 2016. Total revenues for the first quarter of 2017 consisted of collaboration revenue related to the Novartis agreement. Research and development expenses increased to $7.9 million for the first quarter of 2017 from $4.7 million for the first quarter of 2016, primarily due to progression of the company’s ENCORE clinical trial program. General and administrative expenses increased to $2.8 million for the first quarter of 2017 from $2.6 million for the first quarter of 2016, primarily due to higher personnel costs, partially offset by lower consulting fees. The net loss was $3.6 million for the first quarter of 2017 compared with $7.3 million for the first quarter of 2016.

In December 2016, Conatus received an upfront payment of $50.0 million under the Novartis agreement. In January 2017, Conatus voluntarily prepaid in full $1.0 million of principal plus accrued interest to Pfizer Inc. for a note, which had been scheduled to mature in 2020. In February 2017, Conatus issued to Novartis a $15.0 million convertible promissory note.

Cash, cash equivalents and marketable securities were $80.5 million at March 31, 2017, compared with $77.0 million at December 31, 2016, and a projected year-end 2017 balance of between $45 million and $55 million. The company believes that current financial resources, together with the anticipated license option exercise milestone payment and expense reimbursements related to the Novartis agreement, are sufficient to maintain operations and ongoing clinical development activities through the end of 2019.

Program Updates
With the initiation of the ENCORE-LF clinical trial in May 2017, Conatus now has four ongoing emricasan Phase 2b clinical trials:

  POLT-HCV-SVR, a randomized, double-blind, placebo-controlled Phase 2b clinical trial, initiated in the second quarter of 2014, evaluating potential improvements in fibrosis in approximately 60 post-orthotopic liver transplant (POLT) recipients with liver fibrosis or cirrhosis post-transplant as a result of recurrent HCV infection who have successfully achieved a sustained viral response (SVR) following HCV antiviral therapy. Top-line results after two years of twice-daily treatment with emricasan or placebo are expected in the first half of 2018.

  ENCORE-NF (for NASH Fibrosis), a randomized, double-blind, placebo-controlled Phase 2b clinical trial, initiated in the first quarter of 2016, evaluating potential improvements in fibrosis and steatohepatitis in approximately 330 patients with NASH fibrosis. Based on anticipated completion of enrollment, top-line results after 18 months of twice-daily treatment with emricasan or placebo are expected in the first half of 2019.

  ENCORE-PH (for Portal Hypertension), a randomized, double-blind, placebo-controlled Phase 2b clinical trial, initiated in the fourth quarter of 2016, evaluating dosing, efficacy and safety of emricasan in approximately 240 patients with compensated or early decompensated NASH cirrhosis and severe portal hypertension. Conatus has amended the ENCORE-PH clinical trial protocol to integrate a 6-month treatment extension period for clinical outcomes, rather than conduct a separate extension trial. Top-line results for the primary endpoint after the first 6 months of twice-daily treatment with emricasan or placebo are expected in 2018.

  ENCORE-LF (for Liver Function), a randomized, double-blind, placebo-controlled Phase 2b clinical trial, initiated in May 2017, evaluating a composite clinical endpoint based on event-free survival, related serum biomarkers and laboratory parameters associated with liver function, as well as chronic administration safety information, in approximately 210 patients with decompensated NASH cirrhosis. Top-line results after 48 weeks of twice-daily treatment with emricasan or placebo are expected in 2019.

Conatus plans to announce pipeline development opportunities beyond emricasan later in 2017.

Conference Call and Audio Webcast
Conatus will host a conference call and audio webcast at 4:30 p.m. Eastern Time today to discuss the financial results and provide a corporate update. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 10334037. A live and archived audio webcast of the call will also be available in the Investors section of the Conatus website at www.conatuspharma.com.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, emricasan has the potential to interrupt the disease progression across the spectrum of liver disease. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding:  completion of usual and customary conditions, including required anti-trust approvals, and receipt of the option exercise payment in mid-2017, if at all, needed to make the Novartis license effective; the projected year-end cash balance; the sufficiency of current financial resources to maintain operations and ongoing clinical development activities through 2019; the timelines to announce results from the POLT-HCV-SVR, the ENCORE-NF, the ENCORE-PH, and the ENCORE-LF clinical trials; plans to announce pipeline development opportunities in 2017; and emricasan's potential to interrupt the disease progression across the spectrum of liver disease. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Novartis continuing development and commercialization of emricasan; Conatus’ reliance on third parties to conduct its clinical trials, including the enrollment of patients, and manufacture its clinical drug supplies of emricasan; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; Conatus’ ability to obtain additional financing in order to co-commercialize emricasan or develop other compounds; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(Unaudited)

	Three Months Ended
Statements of Operations	March 31,
	2017	2016

Revenues:
Collaboration revenue	$6,998,076	$-
Operating expenses:
Research and development	7,925,711	4,698,462
General and administrative	2,763,025	2,576,127
Total operating expenses	10,688,736	7,274,589
Loss from operations	(3,690,660)	(7,274,589)
Other income/expense	67,915	2,705
Net loss	$(3,622,745)	$(7,271,884)

Net loss per share, basic and diluted	$(0.14)	$(0.35)

Weighted average shares outstanding used in computing
net loss per share, basic and diluted	26,162,958	20,626,044

	March 31,	December 31,
Balance Sheets	2017	2016

Assets
Current assets:
Cash, cash equivalents and marketable securities	$80,541,358	$77,015,124
Other receivables	-	2,500,000
Prepaid and other current assets	889,862	937,436
Total current assets	81,431,220	80,452,560
Property and equipment, net	237,775	261,446
Other assets	1,884,993	1,609,834
Total assets	$83,553,988	$82,323,840

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other accrued expenses	$6,636,449	$7,662,796
Current portion of deferred revenue	27,449,116	30,897,192
Note payable	-	1,000,000
Total current liabilities	34,085,565	39,559,988
Deferred revenue, less current portion	17,253,762	20,803,762
Convertible note payable	12,592,466	-
Deferred rent	161,451	171,544
Stockholders' equity	19,460,744	21,788,546
Total liabilities and stockholders' equity	$83,553,988	$82,323,840

CONTACT: Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com